Calculation of Filing Fee Tables
S-8
JUPITER NEUROSCIENCES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	28,749	$ 2.44	$ 70,147.56	0.000087	$ 6.10
2	Equity	Common stock, $0.0001 par value per share	Other	19,200	$ 2.44	$ 46,848.00	0.000087	$ 4.08
3	Equity	Common stock, $0.0001 par value per share	Other	70,000	$ 2.44	$ 170,800.00	0.000087	$ 14.86
Total Offering Amounts:						$ 287,795.56		$ 25.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 25.04
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Jupiter Orphan Therapeutics, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), the Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan (the "2021 Plan"), and the Jupiter Neurosciences, Inc. 2025 Equity Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (2) Represents shares of Common Stock reserved for issuance under the 2016 Plan. (3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on a price of $2.44 per share, which is the average of the high and low prices of the Registrant's Common Stock, as reported on the Nasdaq Capital Market, on October 5, 2026.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Jupiter Orphan Therapeutics, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), the Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan (the "2021 Plan"), and the Jupiter Neurosciences, Inc. 2025 Equity Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (4) Represents shares of Common Stock reserved for issuance under the 2021 Plan. (5) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on a price of $2.44 per share, which is the average of the high and low prices of the Registrant's Common Stock, as reported on the Nasdaq Capital Market, on October 5, 2026.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Jupiter Orphan Therapeutics, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), the Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan (the "2021 Plan"), and the Jupiter Neurosciences, Inc. 2025 Equity Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (6) Represents shares of Common Stock reserved for issuance under the 2025 Plan. (7) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on a price of $2.44 per share, which is the average of the high and low prices of the Registrant's Common Stock, as reported on the Nasdaq Capital Market, on October 5, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources